Exhibit 10.3


              Fourth Amendment Amended and Rotated Credit Agreement
                               (this "Amendment")

  Reference is made to the Amended and Restated Credit Agreement dated as of December 30, 1996 (as amended or otherwise modified, the "Credit Agreement"; capitalized terms used and not defined herein are so used as defined in the Credit Agreement) between Bagcraft Corporation of America ("Borrower") and General Electric Capita1 Corporation, as Agent and Lender ("GE Capital").

  Borrower and GE Capital hereby amend the Credit Agreement such that, for purposes of calculating compliance with clause (d) of Annex K of the Credit Agreement (Consolidated Tangible Net Worth) for any measurement period ending June 1, 1997 and December 31, 1999, inclusive, all amounts outstanding under Term Loan B and Term Loan C at the time of such calculation shall not be included as liabilities for purposes of such calculation.

  This Amendment is limited to the specific provisions set forth above and, except as so set forth, shall not be construed as a consent, waiver or other modification with respect to any term, condition or other provision of any Loan Document.

  This Amendment may be executed in counterparts and, upon Agent's receipt of all such executed counterparts, shall be effective as of June 1, 1997.



    Dated: July 25, 1997                   BAGCRAFT CORPORATION OF AMERICA,
                                           as Borrower

                                           By:____________________________
                                           Title:_________________________

                                           GENERAL ELECTRIC CAPITAL CORPORATION,
                                           as Agent and Lender

                                           By:_____________________________
                                           Title: Duly Authorized Signatory